HOTCHKIS AND WILEY FUNDS
FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of February 8, 2006, to the Fund Administration Servicing Agreement, dated as of February 18, 2005 (the "Agreement"), is entered by and between Hotchkis and Wiley Funds, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Fund Administration Servicing Agreement; and

WHEREAS, the Trust and USBFS desire to amend said Agreement; and

WHEREAS, Paragraph 6 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS AND WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Nancy D. Celick	By: /s/ Joe D. Redwine
Nancy D. Celick	Joe D. Redwine
President	President

Exhibit B
to the
Fund Administration Servicing Agreement

FUND ADMINISTRATION ANNUAL FEE SCHEDULE EFFECTIVE JANUARY 1, 2006

Fund Complex Annual Basis Point Fees

Annual fee based upon assets for the Fund complex
♦  5.0 basis points on the first $2 billion
♦  4.5 basis points on the next $2 billion
♦  3.5 basis points on the next $2 billion
♦  2.0 basis points on the next $2 billion
♦  1.0 basis point on the balance

Fees are billed monthly in arrears

Plus reasonable out-of-pocket expenses, including but not limited to:

•  System Charges 0.5 basis points (Capped at $100,000)
•  Edgar Filings
•  Retention of records
•  Reasonable travel, lodging and meals
•  Expenses from Board of Trustees meetings
•  Federal and state regulatory filing fees
•  Certain insurance premiums
•  Blue Sky conversion expenses (if necessary)
•  Proxies
•  Programming, Special Reports
•  Postage, Stationery

Note: Report Source is included in the annual basis point fee